Exhibit 99.1
Wheels Up Receives NYSE Continued Listing Standard Notice
NEW YORK — April 14, 2023 — (Business Wire) — Wheels Up Experience Inc. (NYSE: UP) (the “Company” or “Wheels Up”) today announced that on April 12, 2023 it received a notice from the New York Stock Exchange (the “NYSE”) that the average closing price per share of its common stock did not exceed $1.00 over a 30 consecutive trading-day period, which is required for continued listing on the NYSE.
The Company already notified the NYSE of its intent to regain compliance with the continued listing standards by seeking stockholder approval at its upcoming annual meeting of stockholders on May 31, 2023, to authorize a reverse stock split of the Company’s common stock.
The Company filed a preliminary proxy statement with the U.S. Securities and Exchange Commission on April 3, 2023, that contains additional details about the reverse stock split voting proposal.
Pursuant to NYSE rules, the Company has six months after receipt of the notice to regain compliance. During this period, the Company’s common stock and public warrants will continue to be listed and trade on the NYSE.
Wheels Up remains committed to its strategic focus on operational improvements, an exceptional member experience and delivering stockholder value over the long term.
About Wheels Up
Wheels Up is a leading provider of on-demand private aviation in the U.S. and one of the largest private aviation companies in the world. Wheels Up offers a complete global aviation solution with a large, modern and diverse fleet, backed by an uncompromising commitment to safety and service. Customers can access membership programs, charter, aircraft management services and whole aircraft sales — as well as unique commercial travel benefits through a strategic partnership with Delta Air Lines. The Wheels Up Services brands also offer freight, safety & security solutions and managed services to individuals, industry, government and civil organizations.
Wheels Up is guided by the mission to connect flyers to private aircraft—and one another—and deliver exceptional, personalized experiences. Powered by a global private aviation marketplace connecting its base of more than 12,000 members and customers to a network of more than 1,500 safety-vetted and verified private aircraft, Wheels Up is widening the aperture of private travel for millions of consumers globally. With the Wheels Up mobile app, members and customers have the digital convenience to search, book and fly.
To learn more about Wheels Up, go to Wheelsup.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of the control of the Company that could cause actual results to differ materially from the results discussed in the forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions or strategies of the Company regarding the future, including, without limitation, statements regarding: (i) the impact of the NYSE notice on the Company’s business and results of operations and the trading prices and volatility of the Company’s common stock and public warrants; (ii) the Company’s ability to cure compliance with the NYSE’s continued listing standards, including the ability to obtain timely stockholder approval of the proposal authorizing the Board, in its discretion, to effect a reverse stock split or any other action intended to cure compliance with the continued listing standards, or at all; (iii) the availability or success of other options intended to cure compliance with the NYSE’s continued listing standards that the Company may take; and (iv) the Company’s ability to maintain compliance with the other requirements of the NYSE’s continued listing standards. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in the Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC by the Company on March 31, 2023, and other documents filed by the Company from time to time with the SEC. In addition, these risks and uncertainties include, among other things: the risk that the NYSE notice and noncompliance with the NYSE’s continued listing standards may impact the Company’s results of operations, business operations and reputation with or ability to serve its members and/or customers, and the trading prices and volatility of the Company’s common stock and public warrants; that any actions taken by the Company that are intended to cure compliance with the NYSE’s continued listing standards, including stockholder approval of the proposal authorizing the Board, in its discretion, to effect a reverse stock split or any action that requires stockholder approval, may not be adequate to cure compliance with the continued listing standards or that the Company may otherwise fail to meet the NYSE’s continued listing standards; and the risk that the Company may not obtain required stockholder approval of the proposal authorizing the Board, in its discretion, to effect a reverse stock split or any other action intended to cure compliance with the NYSE’s continued listing standards. Moreover, the Company operates in a very competitive and rapidly changing environment. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect the Company. You are cautioned not to place undue reliance upon any forward- looking statements, which speak only as of the date made, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. The Company does not give any assurance that it will achieve its expectations.
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Contacts
Investors:
ir@wheelsup.com
Media:
press@wheelsup.com
SOURCE Wheels Up